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Exhibit 1.1

            Shares

WYNN RESORTS, LIMITED

Common Stock

($0.01 Par Value)

FORM OF EQUITY UNDERWRITING AGREEMENT

October    , 2002

Deutsche Bank Securities Inc.
Bear, Stearns & Co. Inc.
Banc of America Securities LLC
As Representatives of the
    Several Underwriters

c/o Deutsche Bank Securities Inc.
31 West 52nd Streete
New York, New York 10019

Ladies and Gentlemen:

        Wynn Resorts, Limited, a Nevada corporation (the "Company"), proposes to sell to the several underwriters (the "Underwriters") named in Schedule Ihereto for whom you are acting as representatives (the "Representatives") an aggregate of                    shares (the "Firm Shares") of the Company's Common Stock, par value $0.01 per share (the "Common Stock"). The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Company also proposes to sell at the Underwriters' option an aggregate of up to                    additional shares of the Company's Common Stock (the "Option Shares") as set forth below.

        As the Representatives, you have advised the Company (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the Underwriters' option is exercised) are herein collectively called the "Shares."

        Deutsche Bank Securities Inc. ("Deutsche Bank") has agreed to reserve up to 300,000 of the Shares to be purchased by it under this Agreement for sale to the Company's vendors, employees, family members of employees, customers and other parties related to the Company (collectively, "Participants"), as set forth in the Prospectus (as defined below) under the heading "Underwriting" (the "Directed Share Program"). The Shares to be sold by Deutsche Bank and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the "Directed Shares." Any Directed Shares not orally confirmed for purchase by any Participants by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

        The term "Executed Transaction Documents" shall mean the documents set forth on Schedule II hereto. The term "Closing Transaction Documents" shall mean the documents set forth on Schedule III hereto, each of which shall be executed and dated as of the Closing Date (as defined in Section 2(b) herein).

        In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1. Representations and Warranties of the Company.

        The Company represents and warrants to each of the Underwriters as follows:

        (a) A registration statement on Form S-1 (File No. 333-90600) with respect to the Shares has been prepared by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, as amended when it was declared effective by the Commission under the Act and the Rules and Regulations, including the financial statements and schedules thereto and any information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below and together with any registration statement filed by the Company that is effective upon filing with the Commission pursuant to Rule 462(b) of the Act, is referred to herein as the "Registration Statement." The Registration Statement has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. "Prospectus" means the form of prospectus first filed with the Commission pursuant to Rule 424(b). Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus."

        (b) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the state of Nevada, with corporate power and authority to own or lease and operate its properties and conduct its business as described in the Registration Statement and to enter into and to perform its obligations under this Agreement. Each of the subsidiaries of the Company as listed in Exhibit 21.1 to the Registration Statement (collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its organization, with corporate or limited liability company power and authority to own or lease and operate its properties and conduct its business as described in the Registration Statement. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries listed on Exhibit 21.1 to the Registration Statement. The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except for such jurisdictions where the failure to so qualify would not, individually or in the aggregate, reasonably be expected to result in any material adverse change in the business, properties, assets, operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business (any such change, a "Material Adverse Change"). The outstanding membership interests and shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, the shares of capital stock of such Subsidiaries are fully paid and non-assessable and, except as set forth on Schedule 1(b), all such interests and shares are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims, except for any lien, encumbrance, equity or claim granted or agreed to be granted pursuant to an Executed Transaction Document or a Closing Transaction Document; and, except as accurately described in all material respects in the Registration Statement or the Prospectus or as set forth on Schedule 1(b), there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its Subsidiaries.

        (c) As of the date hereof, the authorized capital stock of the Company consists only of 400,000,000 shares of Common Stock and 40,000,000 shares of Preferred Stock, par value $0.01 per share. As of the date hereof, there are 40,000,000 shares of Common Stock and no shares of Preferred Stock outstanding. The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. The description of the Company's stock option, stock incentive and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement or the Prospectus fairly presents and accurately presents, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights. The Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and, except as set forth in the Registration Statement or the Prospectus, no preemptive rights, rights of first refusal or other similar rights of stockholders or others exist with respect to any of the Shares or the issue and sale thereof by the Company. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock.

        (d) The table relating to the capitalization of the Company under the heading "Capitalization" in the Prospectus, including the footnotes thereto, (i) with respect to the actual capitalization of Valvino as of June 30, 2002 presents fairly the information contained therein and (ii) with respect to the expected capitalization of the Company as of June 30, 2002 on a pro forma basis giving effect to the sale of the Firm Shares and the expected concurrent sale of second mortgage notes by Wynn Las Vegas, LLC ("Wynn Las Vegas") and Wynn Las Vegas Capital Corp. ("Capital Corp.") and with respect to the expected capitalization of the Company as of June 30, 2002 on a pro forma, as adjusted basis giving effect to the sale of the Firm Shares, the expected concurrent sale of second mortgage notes by Wynn Las Vegas and Capital Corp. and borrowings expected to be necessary to construct the Le Rêve Casino Resort, was prepared in good faith by the Company, and represents the best estimates and assumptions of the Company with respect to the information contained therein. All of the Shares conform to the description thereof contained in the Prospectus. The form of certificate for the Shares conforms to the corporate law of the state of Nevada.

        (e) The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Shares nor, to the knowledge of the Company or its Subsidiaries, instituted proceedings for that purpose. The Registration Statement, at the time that it became effective and at all subsequent times up to and including the time of closing on the Closing Date (the "Closing Time"), complied, and the Prospectus and any amendments or supplements thereto, as of their respective dates and at all subsequent times up to and including the Closing Time, will comply, in all material respects with the requirements of the Act and the Rules and Regulations. At the time it became effective and at all subsequent times up to and including the Closing Time, the Registration Statement did not contain, and will not contain, any untrue statement of a material fact and did not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. As of its date and at all subsequent times up to and including the Closing Time, the Prospectus, as amended or supplemented by any amendments and supplements thereto (including any Prospectus wrapper for use with offers in Canada) does not contain, and will not contain, any untrue statement of material fact and does not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use in the preparation thereof. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

        (f) The consolidated financial statements of Valvino Lamore, LLC ("Valvino") and its subsidiaries (together, "Valvino Lamore"), together with related notes and schedules as set forth in the Registration Statement and included in the Prospectus, present fairly the consolidated financial position and the results of operations and cash flows of Valvino Lamore, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting as applied in the United States, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The financial and statistical data included in the Registration Statement and the Prospectus, including such data set forth under the captions "Capitalization" and "Selected Consolidated Financial Data," presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of Valvino Lamore. The pro forma financial information included in the Registration Statement and the Prospectus present fairly the information shown therein, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. No other financial statements or supporting schedules are required to be included in the Registration Statement, and there are no pro forma or as adjusted financial statements which are required to be included in the Registration Statement or Prospectus in accordance with Regulation S-X which have not been included as so required.

        (g) Deloitte & Touche LLP, which has certified certain of the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as part of the Registration Statement and included in the Prospectus, is an independent public accountant as required by the Act and the Rules and Regulations.

        (h) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened (i) against the Company or any of the Subsidiaries or (ii) which has as the subject thereof any officer or director of, or property owned or leased by or to, the Company or any of its Subsidiaries, in each case, before any court or administrative agency or otherwise where, in any such case, (A) there is a reasonable possibility of such action, suit or proceeding being determined adversely to the Company or its Subsidiaries and (B) any such action, suit, claim or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change, or prevent, adversely affect, hinder or delay (1) the consummation of the transactions contemplated by this Agreement or the performance by the Company or any of its Subsidiaries of their obligations hereunder or (2) the performance by the Company or any of its Subsidiaries of their obligations under any of the Executed Transaction Documents or the Closing Transaction Documents, except, in each case, as otherwise disclosed in the Registration Statement or the Prospectus or, in the case of (2) above, as would not reasonably be expected to result in a Material Adverse Change. Except as otherwise disclosed in the Registration Statement or the Prospectus, neither the Company nor any of its Subsidiaries is involved in any material labor dispute with the employees of the Company or any of its Subsidiaries or predecessors, or with the employees of any principal supplier, contractor or sub-contractor of the Company, and, to the best of the Company's knowledge, no such dispute is threatened or imminent.

        (i) Except as disclosed in the Registration Statement or the Prospectus, the Company and its Subsidiaries have good and marketable title in fee simple to all real property and good title to all personal property owned by them or reflected as owned by them in the Registration Statement or the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in the consolidated financial statements described in Section 1(f) above or which do not, individually or in the aggregate, materially and adversely affect the value of such property and do not, individually or in the aggregate, materially interfere with the use made or proposed to be made of such property by the Company and its Subsidiaries. Except as disclosed in the Registration Statement or the Prospectus, the real property, improvements, equipment and personal property held under lease by the Company or any Subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such leased real property, improvements, equipment or personal property by the Company or such Subsidiary.

        (j) The Company and its Subsidiaries have timely filed all federal, state, local and foreign tax returns which have been required to be filed, all of which tax returns are true, correct and complete in all material respects, and have timely paid all taxes due and payable, except (i) as may be being contested in good faith and by appropriate proceedings and for which the Company and its Subsidiaries have established reserves that are adequate for the payment thereof and are in conformity with generally accepted accounting principles as applied in the United States or (ii) to the extent that the failure to timely file any such tax returns or to timely pay such taxes has not resulted in, and would not reasonably be expected to result in, a Material Adverse Change. All taxes of the Company and its Subsidiaries not yet due and payable have been adequately provided for in the consolidated financial statements described in Section 1(f) above, and the Company does not know of any actual or proposed additional material tax assessment against the Company or any of its Subsidiaries.

        (k) Except as disclosed in the Registration Statement or the Prospectus, since the respective dates as of which information is given in the Registration Statement or the Prospectus, as it may be amended or supplemented, (i) there has not been any Material Adverse Change or any development that would reasonably be expected to result in a Material Adverse Change, (ii) the Company and its Subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other Subsidiaries, any of its Subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its Subsidiaries or any call of capital stock.

        (l) Neither the Company nor any of its Subsidiaries is or with the giving of notice or lapse of time or both, will be, in violation of or in default under (i) its charter, by-laws, operating agreement or other organizational document or shareholders' agreement or (ii) the terms of any Executed Transaction Document to which the Company or any of its Subsidiaries is a party or any other security issued by it or them or any agreement, lease, loan, mortgage, contract, indenture or other instrument or obligation to which it or them is a party or by which it or them, or any of its or their properties, is bound (collectively, including the Executed Transaction Documents, the "Agreements and Instruments") and, solely with respect to this clause (ii), which violation or default would reasonably be expected to result in a Material Adverse Change. The execution, delivery and performance of this Agreement, the Executed Transaction Documents to which the Company or any of its Subsidiaries is a party, the Closing Transaction Documents to which the Company or any of its Subsidiaries will be a party and any other material agreement or instrument entered into or issued or to be entered into or issued by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby or thereby and compliance by the Company and its Subsidiaries with their obligations hereunder or thereunder have been duly authorized by all necessary action. The execution, delivery and performance of this Agreement, the Closing Transaction Documents to which the Company or any of its Subsidiaries will be a party and any other material agreement or instrument entered into or issued or to be entered into or issued by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby or thereby and compliance by the Company and its Subsidiaries with their obligations hereunder or thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or, except with respect to the transactions contemplated by the Registration Statement, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, or require the consent of any other party to, the Agreements and Instruments except for such conflicts, breaches or defaults or liens, charges or encumbrances that, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Change, nor will such execution, delivery, performance or compliance result in any violation of (i) the provisions of the charter, by-laws or any other organizational document of the Company or any of its Subsidiaries, as applicable, or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over it or any of its assets or properties and, solely with respect to this clause (ii), which violation would reasonably be expected to result in a Material Adverse Change. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

        (m) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.

        (n) Each of the Executed Transaction Documents to which the Company or any of its Subsidiaries is a party has been duly authorized, executed and delivered by each of the Company and its Subsidiaries that is a party thereto and (except for the Debt Underwriting Agreement, as defined in Schedule II) constitutes a valid and binding agreement of each such party, enforceable against each such party in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. At the Closing Date, each of the Executed Transaction Documents that is described in the Registration Statement will conform in all material respects to the description thereof contained in the Registration Statement.

        (o) Each of the Closing Transaction Documents to which the Company or any of its Subsidiaries is a party has been duly authorized by each of the Company and its Subsidiaries that is a party thereto and, at the Closing Date, will have been duly executed and delivered by each such party and will constitute a valid and binding agreement of each such party, enforceable against each such party in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. At the Closing Date, each of the Closing Transaction Documents that is described in the Registration Statement will conform in all material respects to the description thereof contained in the Registration Statement.

        (p)  Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body (including, without limitation, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board, the Public Utilities Commission of Nevada, the Nevada State Engineer's Office and the Macau Special Administrative Region of the People's Republic of China) (together, the "Consents") necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the proposed offering of the Shares (except such additional steps as may be required by the Commission or the National Association of Securities Dealers, Inc. (the "NASD") or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect. Except as disclosed in the Registration Statement or Prospectus or as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, each Consent necessary in connection with the consummation of the transactions described in the Registration Statement and Prospectus (except such additional steps as may be required by the Commission or the National Association of Securities Dealers, Inc. (the "NASD") or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) (i) has been obtained or made and is in full force and effect or (ii) to the extent any such Consent has not yet been obtained or made, the Company has no reason to believe that such Consent will not be timely obtained or made in accordance with the plans for the Le Rêve Casino Resort that have been prepared to date.

        (q)  Except as disclosed in the Registration Statement or Prospectus or as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, (i) the Company and each of its Subsidiaries has obtained and holds all franchises, licenses, leases, permits, approvals, notifications, certifications, registrations, authorizations, exemptions, variances, qualifications, easements, rights of way, liens and other rights, privileges and approvals (including with respect to environmental laws) required under any federal, state, local or foreign law or governmental authority ("Permits") for the ownership, operation or intended use as described in the Registration Statement or the Prospectus of all real property owned or leased by the Company or such Subsidiary and for any other property otherwise operated by or on behalf of, or for the benefit of, such entity and for the operation of each of its businesses as presently conducted, (ii) all such Permits are in full force and effect, and the Company and each of its Subsidiaries has performed and observed all requirements of such Permits, (iii) no event has occurred which allows or results in, or after notice or lapse of time would allow or result in, revocation or termination by the issuer thereof or in any other impairment of the rights of the holder of any such Permit, (iv) no such Permits contain any restrictions, either individually or in the aggregate, that interfere with the ownership, operation or intended use by the Company or any of its Subsidiaries of any property owned, leased or otherwise operated by such entity, (v) the Company and each of its Subsidiaries reasonably believes that each of its Permits will be timely renewed and complied with, without material expense, and that any additional Permits that may be required of such entity in order to conduct its business as proposed to be conducted will be timely obtained and complied with, without material expense, and (vi) the Company has no knowledge or any reason to believe that any governmental authority is considering limiting, suspending, revoking or renewing any such Permits or terms materially more burdensome than the terms of such Permit as in effect as the date hereof.

        (r)  Except as otherwise disclosed in the Registration Statement or the Prospectus or as would not reasonably be expected to result in a Material Adverse Change, (i) neither the Company nor any of its Subsidiaries is or has in the past been in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"); (ii) neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any third party, has used, released, discharged, generated, manufactured, produced, stored, or disposed of in, on, under, or about the real property owned or leased by the Company or any of its Subsidiaries or any improvements thereon (the "Sites") or transported thereto or therefrom, any Hazardous Materials that would reasonably be expected to subject the Company or any of its Subsidiaries to any liability under any Environmental Law; (iii) there are no underground tanks and no Hazardous Materials used, stored or present at, on or near the Sites; (iv) to the knowledge of the Company after due inquiry, there is or has been no condition, circumstance, action, activity or event that could reasonably form the basis of any violation of, or any liability to the Company or any of its Subsidiaries under, any Environmental Law; (v) there is no pending or, to the knowledge of the Company, threatened, action, proceeding, investigation or inquiry by any regulatory or governmental body or any non-governmental third party with respect to the presence or release of Hazardous Materials, on, from or to the Sites; (vi) the Company has no knowledge of any past or existing violations of any Environmental Laws by any person relating in any way to the Sites; and (vii) neither the Company nor any of its Subsidiaries has received any complaint, order, directive, citation or notice from any governmental body with respect to any Environmental Law.

        (s)  Except as otherwise disclosed in the Registration Statement or the Prospectus, (i) the Company and its Subsidiaries each own or possess the valid right to use all patents, patent rights, trademarks, trade names, service marks, domain names and copyrights (together with the applications for registrations and registrations therefor), license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, materials, systems or procedures), technologies, inventions, and other intellectual property or proprietary rights (collectively, "Intellectual Property") material to their businesses or necessary to carry on their businesses as presently intended; (ii) neither the Intellectual Property owned or used by, nor the conduct or operation of the businesses (as presently and proposed to be conducted or operated) of, the Company or any of its Subsidiaries has infringed upon, misappropriated or violated, or, if the businesses are conducted or operated as presently intended, will infringe upon, misappropriate or violate, any Intellectual Property or other right of any other person or entity; (iii) none of the Intellectual Property employed by the Company or any of its Subsidiaries has been obtained or is being used by the Company or any such Subsidiary in violation of any contractual obligation binding on the Company, such Subsidiary or any of their respective officers, directors or employees or otherwise in violation of the rights of any persons, except as would not reasonably be expected to result in a Material Adverse Change; (iv) neither the Company nor any of its Subsidiaries has received any written communications, nor is any action or proceeding pending, alleging that the Company or any such Subsidiary has violated, infringed upon or misappropriated, or, by conducting its business as set forth in the Registration Statement and the Prospectus, would violate, infringe upon or misappropriate, any of the Intellectual Property of any other person or entity; and (v) the Company knows of no infringement by others of Intellectual Property owned by or licensed to the Company or any of its Subsidiaries.

        The Company and its Subsidiaries have taken all reasonable steps necessary to secure their interests in, and protect the secrecy, confidentiality and value of, such Intellectual Property, including without limitation entering into written confidentiality agreements with their employees and contractors. There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company or its Subsidiaries that are required to be described in the Prospectus and are not described therein in all material respects. Neither the Company nor any of its Subsidiaries is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the Prospectus and are not described therein in all material respects.

        (t)    Neither the Company nor any of its Subsidiaries, nor to the Company's knowledge, any of its or their affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which could reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on the Nasdaq National Market in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        (u)  Neither the Company nor any of its Subsidiaries, nor to the Company's knowledge, any of its or their affiliates, has distributed or will distribute, prior to the later of any Option Closing Date and the completion of the Underwriters' distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than a Preliminary Prospectus, the Prospectus or the Registration Statement.

        (v)  Neither the Company nor any of its Subsidiaries is (i) or (after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the net proceeds from such sale as described in the Prospectus) will be an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations of the Commission thereunder or (ii) a "holding company," a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utilities Holding Company Act of 1935, as amended (the "Public Utilities Act"), or is a "public utility," as such term is defined in the Federal Power Act, as amended (the "Federal Power Act").

        (w)  The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        (x)  The Company and each of its Subsidiaries carry, or are covered by, insurance with insurers of recognized financial responsibility in such amounts, with such deductibles and covering such risks as is commercially reasonable and as the Company and its Subsidiaries deem adequate and prudent for the conduct of their respective businesses (including the construction of the Le Rêve Casino Resort) and the value of their respective properties and as is customary for companies engaged in similar businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. Such insurance coverage (including deductibles, retentions and self-insurance amounts) complies with the insurance coverage required at the Closing Date under the Master Disbursement Agreement by and among Wynn Las Vegas, Capital Corp., Wynn Design & Development, LLC, Deutsche Bank Trust Company Americas and Wells Fargo Bank Northwest, National Association (the "Master Disbursement Agreement"). The Company has no reason to believe that such insurance coverage cannot be renewed as and when such coverage expires or that similar coverage could not be obtained from similar insurers at a cost that would not reasonably be expected to cause a Material Adverse Change (other than as a result of general market conditions).

        (y)  Except for matters which would not reasonably be expected to result in a Material Adverse Change, the Company and each of its Subsidiaries is in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"). No "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any of its Subsidiaries would have any liability. Neither the Company nor any of its Subsidiaries has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"). Except for matters which would not reasonably be expected to result in a Material Adverse Change, each "pension plan" for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

        (z)  The Underwriters or Inspection & Valuation International, Inc., in their capacity as a consultant of the Underwriters, have been furnished with a copy of the plans and specifications for the construction of the Le Rêve Casino Resort that have been prepared to date, which plans and specifications are consistent in all material respects with the description thereof contained in the Registration Statement or the Prospectus. The anticipated cost as of the Closing Date and any Option Closing Date, if any, of such construction (including interest, legal, architectural, engineering, planning, zoning, pre-opening and other similar costs) does not exceed the amounts allocated for such costs as set forth under the caption "Use of Proceeds" in the Prospectus. In addition, the other amounts set forth under the caption "Use of Proceeds" in the Prospectus are based upon reasonable assumptions as to all matters material to the estimates set forth therein and are not expected by the Company to exceed the amounts set forth for such items.

        (aa) The Project Budget (as defined in the Master Disbursement Agreement), as of the Closing Date and any Option Closing Date, if any, (i) is, to the Company's knowledge, based on reasonable assumptions as to all legal and factual matters material to the estimates set forth therein, (ii) is consistent with the provisions of the Operative Documents (as defined in the Master Disbursement Agreement) in all material respects, (iii) has been and will be prepared in good faith and with due care, (iv) sets forth, for each Line Item Category (as defined in the Master Disbursement Agreement), the total costs anticipated to be incurred through Final Completion (as defined in the Master Disbursement Agreement), (v) fairly represents the Company's expectation as to the maters covered thereby as of its date and (vi) sets forth a total amount of costs incurred or expected to be incurred in connection with the development, design, engineering, procurement, installation, construction and opening of the Le Rêve Casino Resort (as described in the Prospectus), including contingencies, which is equal to the Available Funds (as defined in the Master Disbursement Agreement).

        (bb) To the Company's knowledge and except as set forth on Schedule 1(bb) hereto, there are no affiliations or associations between any member of the NASD and any of the Company's officers, directors or securityholders. There are no business relationships or related-party transactions involving the Company or any of its Subsidiaries or any other person required to be described in the Prospectus which have not been described as required.

        (cc) Neither the Company nor any of its Subsidiaries nor, to the best of the Company's knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries or any beneficial owner of 10 percent or more of the capital stock of the Company has, with respect to the Company or any of its Subsidiaries, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

        (dd) The Shares have been approved for inclusion on the Nasdaq National Market, subject only to official notice of issuance.

        (ee) No consent, approval, authorization or order of, or qualification or filing with, any court or governmental body or agency (including, without limitation, the Nevada State Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board, the Public Utilities Commission of Nevada, the Macau Special Administrative Region of the People's Republic of China and any jurisdictions in which Directed Shares are offered), other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

        (ff)  The Company has not offered, or caused Deutsche Bank or its affiliates to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its business.

        Any certificate signed by an officer of the Company and delivered to the Representatives, Deutsche Bank or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

        The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

2.    Purchase, Sale and Delivery of the Firm Shares.

        (a)  On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $            per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 8 hereof.

        (b)  Payment for the Firm Shares to be sold hereunder is to be made by wire transfer of immediately available funds against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of The Depository Trust Company, New York, New York at 10:00 a.m., New York time, on the fifth business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York, New York are open for business and are not permitted by law or executive order to be closed.) Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

        (c)  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section 2. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving joint written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date by wire transfer of immediately available funds through the facilities of The Depository Trust Company in New York, New York drawn to the order of the Company.

3.    Offering by the Underwriters.

        It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon after this Agreement has been executed as the Representatives, in their sole judgment, deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms; provided, however, that nothing in this Section 3 shall affect the Underwriters' obligations pursuant to Section 2 hereof. To the extent, if at all, that any

Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

        It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

4.    Covenants of the Company.

        The Company covenants and agrees with the several Underwriters that:

        (a)  The Company shall (i) use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations and (ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations.

        (b)  The Company shall advise the Representatives promptly (i) when the Registration Statement or any post-effective amendment thereto shall have become effective, (ii) of receipt of any comments from the Commission, (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. The Company shall make every reasonable effort to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

        (c)  The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify the Shares for sale under (or obtain exemptions from the application of the qualification requirements of) the securities laws of such jurisdictions as the Representatives may reasonably have designated and shall make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company shall, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares. The Company shall advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation of threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

        (d)  The Company shall deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company shall deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company shall deliver to the Representatives at or before the Closing Date, three signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and shall deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested) and of all amendments thereto, as the Representatives may reasonably request.

        (e)  The Company shall comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly shall prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented shall not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus shall comply with the law.

        (f)    The Company shall make generally available to its security holders and to the Representatives, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and shall advise you in writing when such statement has been so made available.

        (g)  Prior to the Closing Date, the Company shall furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company or any of its Subsidiaries for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

        (h)  During the period commencing on the date hereof and ending on the 180th day following the date of this Agreement, the Company shall not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Shares); provided, however, that the Company may issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock incentive or other stock plan or arrangement described in the Registration Statement or the Prospectus and may file a registration statement in respect thereof, but only if the holders of such shares, options, or shares issued upon exercise of such options, agree in writing not to sell, offer, dispose of or otherwise transfer any such shares or options during such 180 day period without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives).

        (i)    The Company shall use its best efforts to include the Shares on the Nasdaq National Market.

        (j)    The Company has caused each of its officers, directors and stockholders (excluding Baron Asset Fund), and Aruze Corp. to furnish to you, on or prior to the date of this Agreement, a letter or letters, in substantially the form of Exhibit A hereto ("Lockup Agreements").

        (k)  The Company shall apply the net proceeds of its sale of the Shares as set forth in the Prospectus under the caption "Use of Proceeds" and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

        (l)    The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

        (m)  The Company shall maintain a transfer agent and a registrar for the Common Stock.

        (n)  The Company shall not take, directly or indirectly, any action designed to cause or result in, or that has constituted or could reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

        (o)  The Company shall comply with all applicable securities laws and, except where the failure to comply would not reasonably be expected to result in a Material Adverse Change, all other applicable laws, rules and regulations, in each case, in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

5. Costs and Expenses.

        The Company shall pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, the Underwriters' Selling Memorandum, the Underwriters' Invitation Letter, the Listing Application, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including reasonable legal fees and disbursements) incident to securing any required review by the NASD of the terms of the sale of the Shares; the fees and expenses associated with including the shares on the Nasdaq National Market; and expenses, including the reasonable fees and disbursements of counsel for the Underwriters, to the extent incurred in connection with the qualification of the Shares under state securities or Blue Sky laws or the provincial securities laws of Canada. The Company agrees to pay all costs and expenses of the Underwriters incident to the offer and sale of Directed Shares by the Underwriters to employees and persons having business and other relationships with the Company and its Subsidiaries. The Company shall not, however, be required to pay for any of the Underwriters other expenses including (a) the fees and expenses of their counsel (other than those related to qualification under NASD regulation, state securities or Blue Sky laws and the Directed Share Program), (b) other professional fees (excluding the fees and expenses of Inspection & Valuation International, Inc.), (c) the customary costs and expenses of the roadshow and any other meetings with prospective investors, (d) the costs and expenses of travel of the Representatives and the other Underwriters (e) the costs and expenses of any other consultants and experts specifically retained by the Representatives (other than Inspection & Valuation International, Inc.) and (f) all arrangements relating to the preparation, issuance and delivery of any certificates evidencing the Shares, including the fees of any transfer agent or similar entity, except in all cases that, if the sale of the Shares pursuant to Section 2 hereof shall not be consummated because the conditions in Section 6 hereof are not satisfied, because this Agreement is terminated by the Representatives pursuant to Section 10 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to any default or omission of any Underwriter, the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; provided, however, that the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

6. Conditions of Obligations of the Underwriters.

        The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on an Option Closing Date are subject to the accuracy, as of the Closing Date or such Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

        (a)  The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Act shall have been made within the applicable time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a federal, state or foreign court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares. The NASD shall have raised no objections to the fairness and reasonableness of the underwriting terms and arrangements.

        (b)  The Representatives shall have received on the Closing Date or an Option Closing Date, as the case may be, the opinion of Irell & Manella LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters in form and substance satisfactory to counsel to the Underwriters, substantially in the form of Exhibit B hereto.

        (c)  The Representatives shall have received on the Closing Date or an Option Closing Date, as the case may be, the opinion of Schreck Brignone, special Nevada counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters in form and substance satisfactory to counsel to the Underwriters, substantially in the form of Exhibit C hereto.

        (d)  The Representatives shall have received on the Closing Date or an Option Closing Date, as the case may be, the opinion of Manuel Alexandre de Oliveira Correia da Silva, special Macau counsel for Wynn Resorts (Macau) S.A., dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters in form and substance satisfactory to counsel to the Underwriters, substantially in the form of Exhibit D hereto.

        (e)  The Representatives shall have received on the Closing Date or an Option Closing Date, as the case may be, the opinion of Fulbright & Jaworski, special regional counsel for Wynn Resorts (Macau) S.A., dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters in form and substance satisfactory to counsel to the Underwriters, substantially in the form of Exhibit E hereto.

        (f)    The Representatives shall have received on the Closing Date or an Option Closing Date, as the case may be, the opinion of special Isle of Man counsel for certain Subsidiaries of the Company reasonably acceptable to the Representatives, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters in form and substance satisfactory to counsel to the Underwriters, substantially in the form of Exhibit F hereto.

        (g)  The Representatives shall have received on the Closing Date or an Option Closing Date, as the case may be, the opinion of Hoosenally and Neo, special Hong Kong counsel for Wynn Resorts (Macau) Limited, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters in form and substance satisfactory to counsel to the Underwriters, substantially in the form of Exhibit G hereto.

        (h)  The Representatives shall have received on the Closing Date or an Option Closing Date, as the case may be, the opinion of Lionel Sawyer & Collins, counsel for Aruze USA, Inc. ("Aruze USA"), dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters in form and substance satisfactory to counsel to the Underwriters, substantially in the form of Exhibit H hereto.

        (i)    The Representatives shall have received on the Closing Date or an Option Closing Date, as the case may be, the opinion of Nagashima Ohno & Tsunematsu, counsel for Aruze Corp. and Mr. Kazuo Okada, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters in form and substance satisfactory to counsel to the Underwriters, substantially in the form of Exhibit I hereto.

        (j)    The Representatives shall have received on the Closing Date or an Option Closing Date, as the case may be, the opinion of Hale Lane, Nevada public utilities counsel for the Company, dated the

Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters in form and substance satisfactory to counsel to the Underwriters, substantially in the form of Exhibit J hereto.

        (k)  The Representatives shall have received from Latham & Watkins, counsel for the Underwriters, an opinion dated the Closing Date or an Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

        (l)    The Representatives shall have received at or prior to the Closing Date from Latham & Watkins a memorandum or summary, in form and substance satisfactory to the Representatives, with respect to the qualification for offering and sale by the Underwriters of the Shares under the state securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably have designated to the Company.

        (m)  You shall have received, on each of the date hereof, the Closing Date and, if applicable, any Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of Deloitte & Touche LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriters, delivered pursuant to Statement of Accounting Standards No. 72 (or any successor bulletin), with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus.

        (n)  The Representatives shall have received on the Closing Date and, if applicable, an Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer or President and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

          (i)    the Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;

          (ii)  the representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

          (iii)  he or she has carefully examined the Registration Statement and the Prospectus and, in his or her opinion, as of the effective date of the Registration Statement, the information contained in the Registration Statement, including the financial statements and other financial information included therein, was true, complete and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading;

          (iv)  the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; and

          (v)  since the respective dates as of which information is given in the Registration Statement and Prospectus and prior to the Closing Date and, with respect to the Option Shares, the applicable Option Closing Date, there has not occurred any Material Adverse Change or any development that would reasonably be expected to result in a Material Adverse Change.

        (o)  The Company shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

        (p)  For the period from and after the date of this Agreement and prior to the Closing Date and, with respect to the Option Shares, any Option Closing Date, in the judgment of the Representatives there shall not have occurred any Material Adverse Change.

        (q)  The Firm Shares and Option Shares, if any, have been approved for designation upon notice of issuance on the Nasdaq National Market.

        (r)  The Lockup Agreements described in Section 4(j) are in full force and effect and on or before the date of this Agreement the Company shall have delivered fully executed copies of the Lockup Agreements to the Representatives.

        (s)  All fees and expenses which the Company or any of its Subsidiaries has agreed to pay pursuant to the Amended and Restated Engagement Letter dated as of June 14, 2002 between Valvino, Wynn Resorts Holdings, LLC, Wynn Las Vegas and the Representatives and which, pursuant to such engagement letter, are required to be paid at or prior to Closing, shall have been paid.

        (t)    [The purchase of            shares of Common Stock from the Company in accordance with the terms of the Purchase Agreement, dated as of October     , 2002, between                        and the Company, shall be consummated concurrently with the Closing hereunder.]

        (u)  All of the Executed Transaction Documents and Closing Transaction Documents shall have been executed and shall be in full force and effect and the Representatives shall have received fully executed copies thereof, and neither the Company nor any of its Subsidiaries shall be in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of the Executed Transaction Documents and the Closing Transaction Documents, and no condition shall exist that, with the giving of notice or the lapse of time, or both, would constitute such a default, except in each case where the consequences of such default or defaults, if any, would not reasonably be expected to result in a Material Adverse Change.

        (v)  On the Closing Date, Wynn Las Vegas and Capital Corp. shall have consummated the issuance and sale of an aggregate amount of $340 million of Second Mortgage Notes due 2010 and shall have received the proceeds therefrom of approximately $            million after deducting underwriting discounts and commissions.

        (w)  The Company shall not have knowledge that any party shall have failed at or prior to the Closing Date to perform or comply with any of the agreements contained in any of the Executed Transaction Documents or Closing Transaction Documents and required to be performed or complied with by such party at or prior to the Closing Date and, if applicable, any Option Closing Date unless such failure would not reasonably be expected to result in a material Adverse Change.

        The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Latham & Watkins, counsel for the Underwriters.

        If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing at or prior to the Closing Date or Option Closing Date, as the case may be.

        In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7. Indemnification.

        (a)  The Company agrees:

          (i)    to indemnify and hold harmless each Underwriter and its affiliates, and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter, affiliate or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto (including any Prospectus wrapper for use with offers in Canada) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or (C) any act or failure to act, or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (A) or (B) above (provided, that the Company shall not be liable under this clause (C) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof; and provided, further, that the Company will not be liable to any Underwriter with respect to any such untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus to the extent that (1) such loss, claim, damage, or liability results from an untrue statement of a material fact or an omission of a material fact contained in the Preliminary Prospectus, which untrue statement or omission was corrected in the final Prospectus, (2) the Company had previously furnished sufficient quantities of the final Prospectus to such Underwriter within a reasonable amount of time prior to such sale, and (3) such Underwriter failed to deliver the final Prospectus, if required by law to have so delivered it, and such delivery would have been a complete defense against the person asserting such loss, claim, liability, expense or damage; and

          (ii)  to reimburse each Underwriter and each such affiliate or controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter, affiliate or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter, affiliate or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto. The indemnity obligations under this Section 7(a) will be in addition to any liability which such Company may otherwise have.

        (b)  Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating, defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not the Company or such director, officer or controlling person is a party to any action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

        (c)  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 7, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 7(a), (b) or (d) shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, and the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 7(a), (b) or (d). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the reasonable fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party, and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such proceeding or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party or (iii) the indemnifying party shall have failed to assume the defense and employ counsel reasonably acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 7(a) or (d) and by the Company in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

        (d)  The Company and each of its Subsidiaries, whether direct or indirect, jointly and severally, agree to indemnify and hold harmless Deutsche Bank and each person, if any, who controls Deutsche Bank within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant has agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the gross negligence or willful misconduct of Deutsche Bank; provided, however, that in the case of clause (i) above, the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for inclusion therein. The indemnity agreement set forth in this paragraph shall be in addition to any liabilities that the Company and each of its Subsidiaries may otherwise have.

        (e)  To the extent the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a), (b) or (d) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 7(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

        (f)    Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of

(i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefore hereunder and (iii) any termination of this Agreement. A successor to any Underwriter, or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

8.    Default by Underwriters.

        If on the Closing Date or any Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Shares to be purchased on the Closing Date or any Option Closing date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Shares with respect to which such default shall occur exceeds 10% of the Shares to be purchased on the Closing Date or any Option Closing Date, as the case may be, the Company or you as the Representatives of the Underwriters shall have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Sections 5 and 8 hereof (provided that if such default occurs solely with respect to Option Shares after the Closing Date, this Agreement will not terminate as to the Firm Shares or any Option Shares purchased prior to such termination). In the event of a default by any Underwriter or Underwriters, as set forth in this Section 8, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. As used in the Agreement, the term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9.    Notices.

        All communications hereunder shall be in writing and, except as otherwise provided herein, shall be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to Deutsche Bank Securities Inc., 31 West 52nd Street New York, New York 10019; Attention: Syndicate Manager and General Counsel; if to the Company, to Wynn Resorts, Limited, 3145 Las Vegas Boulevard South, Las Vegas, Nevada 89109; Attention: General Counsel.

10.    Termination. This Agreement may be terminated by you:

        (a)  by notice to the Company at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, in the judgment of the Representatives, any Material Adverse Change or any

development that would reasonably be expected to result in a Material Adverse Change, (ii) any attack on, or any outbreak or escalation of hostilities or acts of terrorism involving, the United States or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such attack, outbreak, escalation, acts, declaration, emergency, calamity, crisis or change would, in the Representatives' judgment, make it impracticable or inadvisable to market the Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of the Shares, (iii) the suspension or material limitation of trading in securities generally or other instruments on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or other exchange or limitation on prices for securities or other instruments on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) the declaration of a banking moratorium by United States or New York or Nevada state authorities, (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Exchange Act), (vii) the suspension of trading of any securities of the Company by any exchange, the Nasdaq National Market, the Commission, or any other governmental authority (viii) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole or (ix) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured; or

        (b)  as provided in Sections 6 and 8 of this Agreement.

11.    Successors.

        This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors, employees and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

12.    Information Provided by Underwriters.    The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information set forth in the third, ninth through fourteenth and sixteenth paragraphs under the caption "Underwriting" in the Prospectus.

13.    Partial Enforceability.    The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable and to effect the original intent of the parties hereto.

14.    Choice of Law; Consent to Jurisdiction.

        THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. To the fullest extent permitted by applicable law, you hereby irrevocably submit to the nonexclusive jurisdiction of the courts of the State of New York located in the Borough of Manhattan and the United States District Court for the Southern District of New York in respect of any suit, action or proceeding arising out of or relating to the provisions of this Agreement and irrevocably agree that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. The parties hereto hereby waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court, and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

15.    Miscellaneous.

        The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Shares under this Agreement.

        This Agreement may be executed in two or more counterparts (including by facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

(Signature page to follow)

Very truly yours,
WYNN RESORTS, LIMITED
Name: Stephen A. Wynn Title: Chief Executive Officer
The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.
DEUTSCHE BANK SECURITIES INC. Bear, Stearns & Co. Inc. Banc of America Securities LLC
As Representatives of the several Underwriters listed on Schedule I
By: DEUTSCHE BANK SECURITIES INC.
Authorized Officer

S-1

SCHEDULE I

SCHEDULE OF UNDERWRITERS

Underwriter	Number of Firm Shares to be Purchased
Deutsche Bank Securities Inc.
Bear, Stearns & Co. Inc.
Banc of America Securities LLC
J.P. Morgan Securities Inc.
Dresdner Kleinwort Wasserstein Securities LLC
Jefferies & Company, Inc.
Lazard Frères & Co. LLC
SG Cowen Securities Corporation
Thomas Weisel Partners LLC

Total

Schedule I

SCHEDULE II

EXECUTED TRANSACTION DOCUMENTS

Construction and Other Third Party Project Agreements

        (a)  Agreement for Guaranteed Maximum Price Construction Services, dated as of June 4, 2002, between Wynn Las Vegas, LLC ("Wynn Las Vegas") and Marnell Corrao Associates, Inc. for Le Rêve (the "Marnell Agreement");

        (b)  Continuing Guaranty, dated as of June 4, 2002, by Austi, Inc. in favor of Wynn Las Vegas, as amended;

        (c)  Design Build Agreement, effective as of June 6, 2002, by and between Wynn Las Vegas and Bomel Construction Company, Inc.;

        (d)  [Standard Form of Agreement between Owner and Architect with Addendum between Wynn Las Vegas and Butler: Ashworth—Architects LTD];

        (e)  Professional Design Services Agreement, effective as of October 5, 2001, between Wynn Design & Development ("Wynn Design") as "Contractor" and Marnell Architect (fka A.A. Marnell II, Ltd.);

        (f)    Professional Design Services Agreement, dated                        , between Wynn Design and Lochsa Engineering;

        (g)  Professional Design Services Agreement, dated                        , between Wynn Design and Carter & Burgess (Civil Engineer);

        (h)  Professional Design Services Agreement, dated                        , between Wynn Design and Martin & Peltyn, Inc.;

        (i)    Professional Design Services Agreement, dated                        , between Wynn Design and Fazio Golf Course Designs (Golf Course Architect);

        (j)    Professional Design Services Agreement, dated                        , between Wynn Design and TJF Golf, Inc.;

        (k)  Professional Design Services Agreement, dated                        , between Wynn Design and JBA Consulting Engineers;

        (l)    Agreement, dated January 25, 2001, between Wynn Resorts Holdings, LLC ("Holdings") and Calitri Services and Licensing Limited Liability Company;

        (m)  Amendment to the Water Show Entertainment and Production Agreement [depending on when amended, may be moved to closing docs];

        (n)  Trademark/Service Mark Purchase Agreement, dated June 7, 2001, between the Company and The STAD Trust;

Affiliate Project Agreements

        (o)  Second Amended and Restated Art Rental and Licensing Agreement, dated September 18, 2002, by and between Mr. Stephen A. Wynn and Holdings [update if amended again; may be moved to Closing Documents];

        (p)  Art Gallery Lease Agreement, dated November 1, 2001, by and between Valvino Lamore, LLC ("Valvino") and Holdings;

Schedule II-1

        (q)  Employment Agreement, dated as of October 4, 2002, by and between Stephen A. Wynn and the Company;

Equity Agreements

        (r)  Stockholders Agreement, dated as of April 11, 2002, among Mr. Stephen A. Wynn, Baron Asset Fund ("Baron") and Aruze USA, Inc. ("Aruze USA") (the "Stockholders Agreement");

        (s)  Share Purchase Agreement, dated as of April 16, 2001, by and between Valvino and Baron;

        (t)    Contribution Agreement and Assignment of Membership Interest, dated April 1, 2001, between Mr. Stephen A. Wynn and Valvino;

        (u)  Purchase Agreement, made as of May 30, 2002, between Mr. Stephen A. Wynn and Valvino;

        (v)  Purchase Agreement, made as of April 1, 2001, between Mr. Stephen A. Wynn and Valvino;

        (w)  Share Purchase Agreement, dated as of June 10, 2002, by and between Valvino and Kenneth R. Wynn Family Trust dated February 20, 1985 (the "Kenneth R. Wynn Family Trust");

        (x)  Contribution Agreement, made as of June 10, 2002, by and among Mr. Stephen A. Wynn, Aruze USA, Baron (on behalf of each of the Baron Asset Fund Series and the Baron Growth Fund Series), the Kenneth R. Wynn Family Trust and the Company;

        (y)  Buy-Sell Agreement, dated as of June 13, 2002, by and among Mr. Stephen A. Wynn, Mr. Kazuo Okada, Aruze USA and Aruze Corp. (the "Buy-Sell Agreement");

        (z)  Agreement, dated as of June 13, 2002, by and between Mr. Stephen A. Wynn and the Company (the "Wynn Put Agreement");

        (aa) [Purchase Agreement, dated                        , 2002, by and among the Company and the purchasers named therein (the "Purchase Agreement");]

Debt Agreements

        (bb) Underwriting Agreement, dated as of the date hereof, by and among the Representatives (as defined therein), Wynn Las Vegas and Wynn Las Vegas Capital Corp. ("Capital Corp.") with respect to the    % second mortgage notes (the "Notes") of Wynn Las Vegas and Capital Corp. (the "Debt Underwriting Agreement");

Governing Documents

        (cc) Second Amended and Restated Articles of Incorporation of the Company, as amended through the date of this Agreement or the Closing Date, as applicable;

        (dd) Articles of Organization of Wynn Las Vegas, as amended through the date of this Agreement or the Closing Date, as applicable;

        (ee) Articles of Organization of Holdings, as amended through the date of this Agreement or the Closing Date, as applicable;

        (ff)  Articles of Organization of Valvino Lamore, LLC, as amended through the date of this Agreement or the Closing Date, as applicable;

        (gg) Articles of Organization of Wynn Design, as amended through the date of this Agreement or the Closing Date, as applicable;

        (hh) Articles of Organization of World Travel, LLC, as amended through the date of this Agreement or the Closing Date, as applicable;

Schedule II-2

        (ii)  Articles of Organization of Las Vegas Jet, LLC, as amended through the date of this Agreement or the Closing Date, as applicable;

        (jj)  Articles of Incorporation of Desert Inn Improvement Co. ("DI Improvement Co."), as amended through the date of this Agreement or the Closing Date, as applicable;

        (kk) Articles of Organization of Desert Inn Water Company, LLC, as amended through the date of this Agreement or the Closing Date, as applicable;

        (ll)  Articles of Organization of Palo, LLC ("Palo"), as amended through the date of this Agreement or the Closing Date, as applicable;

        (mm)  Articles of Incorporation of Capital Corp., as amended through the date of this Agreement or the Closing Date, as applicable;

        (nn) Articles of Organization of Wynn Completion Guarantor, LLC (the "Completion Guarantor"), as amended through the date of this Agreement or the Closing Date, as applicable; and

Macau Agreements

        (oo) Concession Contract for the Operation of Games of Chance or Other games in Casinos in the Macau Special Administrative Region, dated June 24, 2002, between the Macau Special Administrative Region and Wynn Resorts (Macau), S.A. (the "Concession Contract").

Schedule II-3

SCHEDULE III

CLOSING TRANSACTION DOCUMENTS

Credit Agreement Documents

        (a)  Credit Agreement among Wynn Las Vegas, the several banks and other financial institutions or entities from time to time parties thereto, Deutsche Bank Securities Inc., as lead arranger and joint book running manager, Deutsche Bank Trust Company Americas, as administrative agent (the "Administrative Agent") and swing line lender, Banc of America Securities LLC, as lead arranger, joint book running manager and syndication agent, Bear, Stearns & Co. Inc., as arranger and joint book running manager, Bear Stearns Corporate Lending Inc., as joint documentation agent, and Dresdner Bank AG, New York Branch, as arranger and joint documentation agent (the "Credit Agreement");

        (b)  Guarantee and Collateral Agreement by and between Wynn Las Vegas and each other Loan Party (as defined in the Master Disbursement Agreement) in favor of the Administrative Agent on behalf of the lenders under the Credit Agreement;

        (c)  Local Bank Collateral Account Agreement by and between Wynn Las Vegas, Capital Corp., Wynn Design, the Administrative Agent and [            ], as custodian and securities intermediary;

        (d)  Bank Company Collateral Agreement by and between Wynn Las Vegas, Capital Corp., Wynn Design, the Administrative Agent and Deutsche Bank Trust Company Americas, as custodian and securities intermediary ("Securities Intermediary");

        (e)  Bank Completion Guaranty Collateral Account Agreement by and between Wynn Completion Guarantor, LLC, the Administrative Agent and the Securities Intermediary;

        (f)    Collateral Agency Agreement by and between the Administrative Agent, the Indenture Trustee and Bank of America, N.A. as Collateral Agent for the benefit of the Administrative Agent and the Indenture Trustee;

        (g)  [Intellectual Property Security Agreement]

        (h)  Amended and Restated Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filings by Palo in favor of the Administrative Agent on behalf of the lenders under the Credit Agreement;

        (i)    Amended and Restated Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filings by Wynn Las Vegas in favor of the Administrative Agent on behalf of the lenders under the Credit Agreement;

        (j)    Amended and Restated Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filings by Holdings in favor of the Administrative Agent on behalf of the lenders under the Credit Agreement;

        (k)  Amended and Restated Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filings by Valvino in favor of the Administrative Agent on behalf of the lenders under the Credit Agreement;

        (l)    [Bank Water Company Deed of Trust and Environmental Indemnity Agreement]

        (m)  Indemnity Agreement executed by Palo in favor of the Administrative Agent on behalf of the lenders under the Credit Agreement regarding environmental indemnity;

        (n)  Indemnity Agreement executed by Wynn Las Vegas in favor of the Administrative Agent on behalf of the lenders under the Credit Agreement regarding environmental indemnity;

Schedule III-1

        (o)  Indemnity Agreement executed by Holdings in favor of the Administrative Agent on behalf of the lenders under the Credit Agreement regarding environmental indemnity;

        (p)  Indemnity Agreement executed by Valvino in favor of the Administrative Agent on behalf of the lenders under the Credit Agreement regarding environmental indemnity;

        (q)  Wynn Resorts Agreement by the Company in favor of the Administrative Agent;

        (r)  Notes issued to the lenders under the Credit Agreement;

        (s)  UCC Financing Statement of Wynn Las Vegas, LLC, in favor of Administrative Agent;

        (t)    UCC Financing Statement of Valvino Lamore, LLC, in favor of Administrative Agent;

        (u)  UCC Financing Statement of Capital Corp, in favor of Administrative Agent;

        (v)  UCC Financing Statement of Palo, LLC, in favor of Administrative Agent;

        (w)  UCC Financing Statement of Wynn Holdings in favor of Administrative Agent;

        (x)  UCC Financing Statement of Desert Inn Water Company, LLC, in favor of Administrative Agent;

        (y)  UCC Financing Statement of Wynn Design LLC, in favor of Administrative Agent;

        (z)  UCC Financing Statement of World Travel, LLC, in favor of Administrative Agent;

        (aa) UCC Financing Statement of Las Vegas Jet, LLC, in favor of Administrative Agent;

        (bb) UCC Financing Statement of Wynn Completion Guarantor, LLC in favor of Administrative Agent;

        (cc) UCC-1 Fixture Filing of Valvino in favor of Administration Agent;

        (dd) UCC-1 Fixture Filing of the Wynn Las Vegas in favor of Administration Agent;

        (ee) UCC-1 Fixture Filing of Palo, LLC in favor of Administration Agent;

        (ff)  UCC-1 Fixture Filing of Holdings in favor of Administration Agent;

Second Mortgage Note Documents

        (gg) Indenture among Wynn Las Vegas, Capital Corp., the Restricted Entities (as defined therein) and Wells Fargo Bank, National Association, as trustee (the "Indenture Trustee"), with respect to the Notes (the "Indenture");

        (hh) Guarantees of the Notes by the Guarantors (as defined in the Indenture);

        (ii)  Second Mortgage Notes due 2010 issued pursuant to the Indenture;

        (jj)  Guarantee and Collateral Agreement by and between [Wynn Las Vegas and each other Loan Party (as defined in the Master Disbursement Agreement) in favor of the Indenture Trustee on behalf of the second mortgage noteholders under the Indenture];

        (kk) Local Second Mortgage Notes Collateral Account Agreement by and between Wynn Las Vegas, Capital Corp., Wynn Design, the Indenture Trustee and [                        ], as custodian and securities intermediary;

        (ll)  Second Mortgage Notes Company Collateral Account Agreement by and between Wynn Las Vegas, Capital Corp., Wynn Design, the Indenture Trustee and the Securities Intermediary;

Schedule III-2

        (mm)Second Mortgage Notes Completion Guaranty Collateral Account Agreement by and between Wynn Completion Guarantor, LLC, the Indenture Trustee and the Securities Intermediary;

        (nn) Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filings by Palo in favor of the Indenture Trustee;

        (oo) Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filings by Wynn Las Vegas in favor of the Indenture Trustee;

        (pp) Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filings by Holdings in favor of the Indenture Trustee;

        (qq) Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filings by Valvino in favor of the Indenture Trustee;

        (rr)  [Bond Water Company Deed of Trust and Environmental Indemnity Agreement]

        (ss)  Indemnity Agreement executed by Palo in favor of the Indenture Trustee regarding environmental indemnity;

        (tt)  Indemnity Agreement executed by Wynn Las Vegas in favor of the Indenture Trustee regarding environmental indemnity;

        (uu) Indemnity Agreement executed by Holdings in favor of the Indenture Trustee regarding environmental indemnity;

        (vv) Indemnity Agreement executed by Valvino in favor of the Indenture Trustee regarding environmental indemnity;

        (ww)Wynn Resorts Agreement by the Company in favor of the Indenture Trustee;

        (xx) UCC Financing Statement of Wynn Las Vegas, LLC, in favor of Indenture Trustee;

        (yy) UCC Financing Statement of Valvino in favor of Indenture Trustee

        (zz) UCC Financing Statement of Capital Corp in favor of Indenture Trustee;

        (aaa)    UCC Financing Statement of Palo in favor of Indenture Trustee;

        (bbb)    UCC Financing Statement of Holdings in favor of Indenture Trustee;

        (ccc)    UCC Financing Statement of Desert Inn Water Company, LLC, in favor of Indenture Trustee;

        (ddd)    UCC Financing Statement of Wynn Design in favor of Indenture Trustee;

        (eee)    UCC Financing Statement of World Travel, LLC, in favor of Indenture Trustee;

        (fff)    UCC Financing Statement of Las Vegas Jet, LLC, in favor of Indenture Trustee;

        (ggg)    UCC Financing Statement of Wynn Completion Guarantor, LLC in favor of Indenture Trustee;

        (hhh)    UCC-1 Fixture Filing of Valvino in favor of Indenture Trustee;

        (iii)    UCC-1 Fixture Filing of the Wynn Las Vegas in favor of Indenture Trustee;

        (jjj)    UCC-1 Fixture Filing of Palo, LLC in favor of Indenture Trustee;

        (kkk)    UCC-1 Fixture Filing of Holdings in favor of Indenture Trustee;

Schedule III-3

FF&E Facility Documents

        (lll)    FF&E Loan Agreement (the "Loan Agreement") by and among Wynn Las Vegas, Wells Fargo Bank Nevada, as collateral agent ("Collateral Agent") and the FF&E lenders party thereto (the "FF&E Facility");

        (mmm)    Borrower Security Agreement by and among Wynn Las Vegas and the Collateral Agent for the lenders under the Loan Agreement;

        (nnn)    Notes issued to the lenders under the FF&E Facility;

        (ooo)    Guaranty Agreement by and among Valvino, Capital Corp., Palo, LLC, Wynn Resorts, Desert Inn Water Company, LLC, Wynn Design, World Travel LLC, Las Vegas Jet, LLC and the other guarantors from time to time party thereto;

        (ppp)    Aircraft Security Agreement by and among [Wells Fargo Northwest, National Association] as Trustee of that certain Trust created under the Trust Agreement ("Aircraft Trustee"), in favor of Wynn Las Vegas;

        (qqq)    Assignment and Assumption Agreement by and among Wynn Las Vegas and the Collateral Agent;

        (rrr)    Amended and Restated Operating Agreement by and among the Aircraft Trustee and World Travel, LLC;

        (sss)    [UCC's to be added];

        (ttt)    [FF&E Collateral Account Agreement];

        (uuu)    [Lien Release of Existing Aircraft];

        (vvv)    [other FF&E Collateral Documents—to come];

Multi-Creditor Documents

        (www)    Intercreditor Agreement by and among the Trustee under the Indenture and the Administrative Agent on behalf of the lenders under the Credit Agreement;

        (xxx)    Intercreditor Agreement by and among the Trustee under the Indenture, the Administrative Agent on behalf of the lenders under the Credit Agreement, and the Collateral Agent acting on behalf of the FF&E lenders pursuant to the FF&E Facility;

        (yyy)    Master Disbursement Agreement by and among Wynn Las Vegas, Capital Corp., Wynn Design, the Administrative Agent, Deutsche Bank Trust Company Americas, as the Disbursement Agent, the Indenture Trustee and the Collateral Agent (the "Master Disbursement Agreement");

        (zzz)    Completion Guaranty by Wynn Completion Guarantor, LLC for the benefit of the Administrative Agent and the Indenture Trustee;

        (aaaa)    Management Fees Subordination Agreement by and among Wynn Las Vegas, Capital Corp. and Wynn Resorts, Limited, in favor of the Trustee under the Indenture, the Administrative Agent on behalf of the lenders under the Credit Agreement and the agent on behalf of the lenders under the FF&E Facility;

Project Agreements

        (bbbb)    Lease Agreement by and between Valvino and Wynn Las Vegas, with respect to the lease of the parking lot structure for use by Wynn Las Vegas employees;

Schedule III-4

        (cccc)    Lease Agreement by and between Holdings and Wynn Las Vegas, with respect to the lease of the land on which the golf course is to be located;

        (dddd)    Lease Agreement by and between Valvino and Wynn Las Vegas, with respect to the lease of the land on which the driving range for the golf course is to be located;

        (eeee)    Lease Agreement by and between Valvino and Wynn Las Vegas, with respect to the lease of space in the building on the 20-acre parcel located next to the Le Rêve Site;

        (ffff)    Easement Agreement by and among Holdings, Valvino and Wynn Las Vegas;

        (gggg)    License Agreement between Desert Inn Improvement Co., Wynn Las Vegas and the Company with respect to the use of the golf course land;

        (hhhh)    Management Agreement by and between Wynn Las Vegas and the Company;

        (iiii)    Dealership Lease Agreement by and between Wynn Las Vegas and Kevyn, LLC; and

        (jjjj)    Water Supply Agreement between DI Improvement Co. and Wynn Las Vegas.

Schedule III-5

SCHEDULE 1(b)

SUBSIDIARY OWNERSHIP AND CERTAIN RIGHTS

Schedule 1(b)

SCHEDULE 1(bb)

NASD AFFILIATIONS

        1.    From July 1999 to October 2001, Ronald Kramer served as a managing director at Dresdner Kleinwort Wasserstein, Inc. and its predecessor ("Dresdner"). In November 2001, shortly after Mr. Kramer's departure from Dresdner, Dresdner and Mr. Kramer entered into an arrangement providing that if a certain investment banking client with whom Mr. Kramer had developed a relationship while at Dresdner (the "Unrelated Client") consummated a financing, Mr. Kramer would receive a percentage of any net fees the Unrelated Client paid to Dresdner. In exchange, Mr. Kramer agreed to provide certain financial consulting and advisory services to the Unrelated Client. Dresdner also agreed to reimburse Mr. Kramer for any out-of-pocket expenses incurred in the provision of such services. Approximately six months after leaving Dresdner, Mr. Kramer became Director and President of the Company. Neither the Company nor the offering of the Shares has any relation to or connection with the Unrelated Client or the arrangement between Dresdner and Mr. Kramer. On September 23, 2002, the Unrelated Client, with Dresdner acting as initial purchaser, priced a $153 million private placement of 14.5% senior notes due 2009. The private placement closed on October 8, 2002. Mr. Kramer will receive no more than $375,000 pursuant to the consulting arrangement, to be paid by January 8, 2003 (approximately 90 days after closing).

        2.    Baron Asset Fund, which owned a 4.992% interest in the Company as of June 30, 2002, is an affiliate of Baron Capital, Inc., an NASD Member.

Schedule 1(bb)

QuickLinks

Shares WYNN RESORTS, LIMITED Common Stock ($0.01 Par Value)
FORM OF EQUITY UNDERWRITING AGREEMENT
(Signature page to follow)
SCHEDULE I
SCHEDULE OF UNDERWRITERS
SCHEDULE II EXECUTED TRANSACTION DOCUMENTS
SCHEDULE III
CLOSING TRANSACTION DOCUMENTS
SCHEDULE 1(b) SUBSIDIARY OWNERSHIP AND CERTAIN RIGHTS
SCHEDULE 1(bb)
NASD AFFILIATIONS